As of April 30, 2010

Mr. Louis V. Aronson
President and Chief Executive Officer
Ronson Corporation
Corporate Park III, Campus Drive

Somerset, NJ 08875

Dear Mr. Aronson:

Reference is made to the Agreement dated March 30, 2009, as previously amended (the “Agreement”) between Getzler Henrich & Associates LLC (“Getzler Henrich”) and Ronson Corporation (together with its subsidiaries, the “Company”).

By signing below, please confirm that:

(i)           The date "April 30, 2010" in the two places where it appears in the Agreement is amended to be "June 30, 2010"; and

(ii)           On and as of April 24, 2010, the Company owes $1,722,605.31, consisting of $1,522,605.31 in fees and expenses and $200,000 in Signing Bonus, to Getzler Henrich under the Agreement, and such amount is owing and payable in full, without offset, deduction or counterclaim of any kind or character whatsoever.

(iii)           Commencing with the week starting May 4, 2010, in addition to the fees previously agreed, the Company will pay for the services of Don Baxter or another analyst at their per-hour rate.

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The Agreement is, in all other respects, ratified and confirmed.

Very truly yours,
GETZLER HENRICH & ASSOCIATES LLC
By:	/s/ Joel Getzler
Joel Getzler
Vice Chairman

Agreed to and accepted:

RONSON CORPORATION By: /s/ Louis V. Aronson II Name: Louis V. Aronson II Title: President & Chief Executive Officer
RONSON CONSUMER PRODUCTS CORPORATION By: /s/ Louis V. Aronson II Name: Louis V. Aronson II Title: President & Chief Executive Officer
RONSON AVIATION, INC. By: /s/ Louis V. Aronson II Name: Louis V. Aronson II Title: President & Chief Executive Officer
RONSON CORPORATION OF CANADA LTD. By /s/ Louis V. Aronson II Name: Louis V. Aronson II Title: President & Chief Executive Officer
Consented to:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By           /s/ Peter Gannon
Name:           Peter Gannon
Title:            Vice President

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